Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
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www.sealebeers.com


       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
       --------------------------------------------------------


We consent to the use, in the statement on Form 10K of Raven Gold Corp. (An Exploration Stage Company) of our report dated August 12, 2010 on our audit of the financial statements of Raven Gold Corp. (An Exploration Stage Company) as of April 30, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended April 30, 2010 and 2009, and since inception (February 9, 2005) through April 30, 2010, and the reference to us under the caption "Experts."



/s/ Seale and Beers, CPAs
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    Seale and Beers, CPAs
    Las Vegas, Nevada
    August 13, 2010


        Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
            50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
               Phone: (888)727-8251 Fax: (888)782-2351


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